UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
_____________________________________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
______________________________________________________________________

Date of Report (Date of earliest event reported): April 28, 2015

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

300 Boston Scientific Way, Marlborough, Massachusetts	01752-1234
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:   (508) 683-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.    RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On April 28, 2015, Boston Scientific Corporation (the "Company") issued a press release announcing financial results for the first quarter ended March 31, 2015. A copy of the release is furnished with this report as Exhibit 99.1.

The information contained in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

ITEM 8.01.     OTHER EVENTS

On April 28, 2015, the Company announced that it reached an agreement with certain plaintiffs’ counsel to settle substantially all of their inventories of product liability cases and claims pending against the Company related to transvaginal surgical mesh products designed to treat stress urinary incontinence and pelvic organ prolapse. This settlement has been memorialized in a Master Settlement Agreement (the “Agreement”), which was entered into solely by way of compromise and does not constitute an admission or concession by the Company of any liability or wrongdoing. The Agreement provides that the Company will pay approximately $119 million to resolve 2,970 cases and claims, including a case in the District Court of Dallas County (TX) for which there is a judgment of approximately $35 million that is currently subject to appeal. Under the terms of the Agreement, the Company will make two payments into a settlement fund held in escrow with full funding to be completed on or before October 1, 2015. The Agreement establishes a procedure for claimants to participate in the settlement. The settlement and the distribution of settlement funds to participating claimants are conditioned upon, among other things, achieving minimum required claimant participation thresholds. If the participation thresholds are not satisfied, the Company may terminate the Agreement.

For additional information regarding the product liability cases and claims related to transvaginal surgical mesh products pending against the Company, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

Exhibit No.        Description

Exhibit 99.1        Press Release issued by Boston Scientific Corporation dated April 28, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2015	BOSTON SCIENTIFIC CORPORATION

	By:	/s/ Vance R. Brown
Vance R. Brown
Vice President and Chief Corporate Counsel

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release issued by Boston Scientific Corporation dated April 28, 2015